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                                                                    EXHIBIT 99.1

                           MERCHANTS BANCSHARES, INC.


            The undersigned hereby constitutes and appoints J.W. Lander, Jr. and J.W. Lander, III, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of Merchants Bancshares, Inc. ("Merchants") which the undersigned would be entitled to vote if personally present at the Special Meeting of Merchants shareholders to be held at Merchants Bank - Tanglewood, 5005 Woodway, Houston, Texas 77056, at 10:00 a.m., local time, on July 30, 1998, and at any adjournment or postponement thereof (the "Special Meeting"), upon the proposals described in the Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, both dated June __, 1998, the receipt of which is acknowledged in the manner specified below. The undersigned hereby revokes all prior proxies given to vote shares of common stock at the Special Meeting.



  1. MERGER. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of January 16, 1998, as amended by Amendment No. 1 thereto (the "Agreement"), by and between Merchants, Union Planters Corporation, a Tennessee corporation ("UPC"), and Union Planters Holding Corporation ("UP Holding"), a wholly-owned subsidiary of UPC, and the related Amended and Restated Plan of Merger (the "Plan of Merger"), by and between Merchants, UPC and UP Holding, pursuant to which (i) Merchants will merge (the "Merger") with and into UP Holding, with the effect that UP Holding shall be the corporation surviving from the Merger, and (ii) each share of the $1.00 par value common stock of Merchants ("Merchants Common Stock") issued and outstanding at the effective time of the Merger will be converted into 1.0345 shares of the $5.00 par value common stock of UPC and the associated "Preferred Share Rights" (as defined in the accompanying Proxy Statement/Prospectus), subject to possible adjustment, and cash in lieu of any fractional share, all as more fully described in the accompanying Proxy Statement/Prospectus.


                   FOR [ ]          AGAINST [ ]          ABSTAIN [ ]

  2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign exactly as name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    DATED:                               , 1998
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                                    Signature

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                                    Signature if held jointly


              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                           MERCHANTS BANCSHARES, INC.
                    AND MAY BE REVOKED PRIOR TO ITS EXERCISE.